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                                                                   Exhibit 10.21


                                                                  CONSOLIDATED
August 2, 1999                                                         WATER

VIA FAX: 1 210 224 6491

J. Bruce Bugg, Jr. Esq.,

Dear Bruce,

This fax is to confirm the options granted to you by the Board on July 20, 1999 in consideration of your continuing to act as Vice Chairman of the Company to May 1, 2001 and of your assuming responsibility for leading certain initiatives, agreed between you and the Board, in furtherance of the expansion of the Company.

Date of Grant      # Ordinary Shares       Exercise Price        Exercise Period
-------------      -----------------       --------------        ---------------
July 20, 1999            30,000                US$6              to May 1, 2002
May 1, 2000              30,000           Market Oct 1, 99       to May 1, 2003

The Board expressed a desire to be kept informed of progress. If a decision is needed between Board or Executive Committee Meetings, then a paper can be circulated. Otherwise, a brief summary presented to each meeting would be helpful.

The Board appreciates your efforts to date on behalf of the Company and I, personally, look forward to continuing to work with you.



Yours sincerely,
CONSOLIDATED WATER CO. LTD.


/s/ Jeffrey M. Parker
---------------------------------------
Jeffrey M. Parker Chairman & C.E.O.






CONSOLIDATED WATER CO. Ltd, PO BOX 1114 GT, GRAND CAYMAN BRITISH WEST INDIES,
TEL: (345) 945 4277, FAX: (345) 945 2957, E-MAIL CWCO@CANDW.KY